Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement filed by Old Line Bancshares, Inc. on Form S-4 of our report dated March 21, 2012 with respect to the consolidated financial statements of WSB Holdings, Inc. which appears in the Annual Report on Form 10-K of WSB Holdings, Inc. for the year ended December 31, 2011.  We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Stegman & Company

Baltimore, Maryland
November 13, 2012